FIRM ORDER TERMS 5/27/2020   20\F7V1048         Reinstatement Premium Protection   Reinsurance Contract   Effective: July 1, 2020      FedNat Insurance Company   Sunrise, Florida   and   Monarch National Insurance Company   Sunrise, Florida   and   Maison Insurance Company   Baton Rouge, Louisiana                                                                                                      _______________________      Certain identified information has been omitted from this exhibit because it is not material and   would be competitively harmful if publicly disclosed. Redactions are indicated by [***].
FIRM ORDER TERMS 5/27/2020   20\F7V1048         Table of Contents         Article Page    1 Coverage 1    2 Commencement and Termination 1    3 Concurrency of Conditions 3    4 Premium 3    5 Sanctions 4    6 Loss Notices and Settlements 4    7 Late Payments 4    8 Offset 5    9 Severability of Interests and Obligations 6    10 Access to Records 6    11 Errors and Omissions (BRMA 14F) 6    12 Currency (BRMA 12A) 7    13 Taxes (BRMA 50B) 7    14 Federal Excise Tax (BRMA 17D) 7    15 Reserves 7    16 Insolvency 9    17 Arbitration 9    18 Service of Suit (BRMA 49C) 10    19 Severability (BRMA 72E) 11    20 Governing Law (BRMA 71B) 11    21 Confidentiality 11    22 Non-Waiver 12    23 Agency Agreement (BRMA 73A) 12    24 Notices and Contract Execution 12    25 Intermediary 13    Schedule A 1    Schedule B 1

FIRM ORDER TERMS 5/27/2020   20\F7V1048   Page 1      Reinstatement Premium Protection   Reinsurance Contract   Effective: July 1, 2020      entered into by and between      FedNat Insurance Company   Sunrise, Florida   and   Monarch National Insurance Company   Sunrise, Florida   and   Maison Insurance Company   Baton Rouge, Louisiana    (hereinafter referred to as the "Company")      and      The Subscribing Reinsurer(s) Executing the   Interests and Liabilities Agreement(s)   Attached Hereto   (hereinafter referred to as the "Reinsurer")            Article 1 - Coverage   By this Contract the Reinsurer agrees to indemnify the Company for 100% of any reinstatement   premium which the Company pays or becomes liable to pay as a result of loss occurrences   covered under the Second Excess Layer of the Company's Excess Catastrophe Reinsurance   Contract, effective July 1, 2020 (hereinafter referred to as the "Original Contract"), subject to the   terms and conditions hereinafter set forth herein and in Schedules A and B attached to and   forming part of this Contract.         Article 2 - Commencement and Termination   A. This Contract shall become effective at 12:01 a.m., Eastern Standard Time, July 1, 2020,   with respect to reinstatement premium payable by the Company under the Second Excess   Layer of the Original Contract as a result of losses arising out of loss occurrences   commencing at or after that time and date, and shall remain in force until 12:01 a.m.,   Eastern Standard Time, July 1, 2021.      B. Notwithstanding the provisions of paragraph A above, the Company may terminate a   Subscribing Reinsurer's percentage share in this Contract at any time by giving written   notice to the Subscribing Reinsurer in the event any of the following circumstances occur:       1. The Subscribing Reinsurer's policyholders' surplus (or its equivalent under the   Subscribing Reinsurer's accounting system) at the inception of this Contract has been
FIRM ORDER TERMS 5/27/2020   20\F7V1048   Page 2      reduced by 20.0% or more of the amount of surplus (or the applicable equivalent)   12 months prior to that date; or       2. The Subscribing Reinsurer's policyholders' surplus (or its equivalent under the   Subscribing Reinsurer's accounting system) at any time during the term of this   Contract has been reduced by 20.0% or more of the amount of surplus (or the   applicable equivalent) at the date of the Subscribing Reinsurer's most recent financial   statement filed with regulatory authorities and available to the public as of the   inception of this Contract; or       3. The Subscribing Reinsurer's A.M. Best's rating has been assigned or downgraded   below A- and/or Standard & Poor's rating has been assigned or downgraded below   BBB+; or       4. The Subscribing Reinsurer has become, or has announced its intention to become,   merged with, acquired by or controlled by any other entity or individual(s) not   controlling the Subscribing Reinsurer's operations previously; or       5. A State Insurance Department or other legal authority has ordered the Subscribing   Reinsurer to cease writing business; or       6. The Subscribing Reinsurer has become insolvent or has been placed into liquidation,   receivership, supervision, administration, winding-up or under a scheme of   arrangement, or similar proceedings (whether voluntary or involuntary) or proceedings   have been instituted against the Subscribing Reinsurer for the appointment of a   receiver, liquidator, rehabilitator, supervisor, administrator, conservator or trustee in   bankruptcy, or other agent known by whatever name, to take possession of its assets   or control of its operations; or       7. The Subscribing Reinsurer has reinsured its entire liability under this Contract without   the Company's prior written consent; or       8. The Subscribing Reinsurer has ceased assuming new or renewal property or casualty   treaty reinsurance business; or       9. The Subscribing Reinsurer has hired an unaffiliated runoff claims manager that is   compensated on a contingent basis or is otherwise provided with financial incentives   based on the quantum of claims paid; or       10. The Subscribing Reinsurer has failed to comply with the funding requirements set forth   in the Reserves Article.      C. If this Contract is terminated or expires while a loss occurrence covered hereunder is in   progress, the Reinsurer's liability hereunder shall, subject to the other terms and conditions   of this Contract, be determined as if the entire loss occurrence had occurred prior to the   termination or expiration of this Contract, provided that no part of such loss occurrence is   claimed against any renewal or replacement of this Contract.

FIRM ORDER TERMS 5/27/2020   20\F7V1048   Page 3      Article 3 - Concurrency of Conditions   A. It is agreed that this Contract will follow the terms, conditions, exclusions, definitions,   warranties and settlements of the Company under the Original Contract, which are not   inconsistent with the provisions of this Contract.      B. The Company shall advise the Reinsurer of any material changes in the Original Contract   which may affect the liability of the Reinsurer under this Contract.         Article 4 - Premium   A. As premium for the reinsurance coverage provided hereunder for each excess layer for the   term of this Contract, the Company shall pay the Reinsurer the product of the following (or a   pro rata portion thereof in the event the term of this Contract is less than 12 months and for   purposes of calculating subparagraph 3 below, the term of the Original Contract is a full   12 months):       1. The amount, shown as "Reinstatement Factor" for that excess layer in Schedule B   attached hereto; times       2. The Final Adjusted Rate on Line for the corresponding excess layer of the Original   Contract; times       3. An amount equal to 100% reinsurance placement percentage under each excess   layer of the Original Contract of the final adjusted premium paid by the Company for   the corresponding excess layer of the Original Contract.       "Final Adjusted Rate on Line" as used herein shall mean an amount equal to a 100%   reinsurance placement percentage under each excess layer of the Original Contract of the   final adjusted premium paid by the Company for the corresponding excess layer of the   Original Contract divided by the amount, shown as the "Reinsurer's Per Occurrence Limit"   for that excess layer under the Original Contract in Schedule A attached hereto.      B. The Company shall pay the Reinsurer a deposit premium for each excess layer of the   amount, shown as "Annual Deposit Premium" for that excess layer in Schedule B attached   hereto, in four equal installments of the amount, shown as "Deposit Premium Installment"   for that excess layer in Schedule B attached hereto, on July 1 and October 1 of 2020, and   January 1 and April 1 of 2021. However, in the event this Contract is terminated, there   shall be no deposit premium installments due after the effective date of termination.      C. As soon as possible after the termination or expiration of this Contract, the Company shall   provide a report to the Reinsurer setting forth the premium due hereunder for each excess   layer for the term of this Contract, computed in accordance with paragraph A above, and   any additional premium due the Reinsurer or return premium due the Company for each   such excess layer shall be remitted promptly.
FIRM ORDER TERMS 5/27/2020   20\F7V1048   Page 4      Article 5 - Sanctions   Neither the Company nor any Subscribing Reinsurer shall be liable for premium or loss under   this Contract if it would result in a violation of any mandatory sanction, prohibition or restriction   under United Nations resolutions or the trade or economic sanctions, laws or regulations of the   European Union, United Kingdom or United States of America that are applicable to either party.         Article 6 - Loss Notices and Settlements   A. Whenever reinstatement premium settlements made by the Company under the Second   Excess Layer of the Original Contract appear likely to result in a claim hereunder, the   Company shall notify the Reinsurer. The Company will advise the Reinsurer of all   subsequent developments relating to such claims that, in the opinion of the Company, may   materially affect the position of the Reinsurer.      B. All reinstatement premium settlements made by the Company under the Second Excess   Layer of the Original Contract, provided they are within the terms of the Original Contract   and within the terms of this Contract, shall be binding upon the Reinsurer, and the   Reinsurer agrees to pay all amounts for which it may be liable within 10 days of receipt of   reasonable evidence of the amount paid (or scheduled to be paid) by the Company.         Article 7 - Late Payments   A. The provisions of this Article shall not be implemented unless specifically invoked, in   writing, by one of the parties to this Contract.      B. In the event any premium, loss or other payment due either party is not received by the   intermediary named in the Intermediary Article (hereinafter referred to as the   "Intermediary") by the payment due date, the party to whom payment is due may, by   notifying the Intermediary in writing, require the debtor party to pay, and the debtor party   agrees to pay, an interest charge on the amount past due calculated for each such payment   on the last business day of each month as follows:       1. The number of full days which have expired since the due date or the last monthly   calculation, whichever the lesser; times       2. 1/365ths of the six-month United States Treasury Bill rate as quoted in The Wall Street   Journal on the first business day of the month for which the calculation is made; times       3. The amount past due, including accrued interest.       It is agreed that interest shall accumulate until payment of the original amount due plus   interest charges have been received by the Intermediary.

FIRM ORDER TERMS 5/27/2020   20\F7V1048   Page 5      C. The establishment of the due date shall, for purposes of this Article, be determined as   follows:       1. As respects the payment of routine deposits and premiums due the Reinsurer, the due   date shall be as provided for in the applicable section of this Contract. In the event a   due date is not specifically stated for a given payment, it shall be deemed due 30 days   after the date of transmittal by the Intermediary of the initial billing for each such   payment.       2. Any claim or loss payment due the Company hereunder shall be deemed due 10 days   after the proof of loss or demand for payment is transmitted to the Reinsurer. If such   loss or claim payment is not received within the 10 days, interest will accrue on the   payment or amount overdue in accordance with paragraph B above, from the date the   proof of loss or demand for payment was transmitted to the Reinsurer.       3. As respects any payment, adjustment or return due either party not otherwise   provided for in subparagraphs 1 and 2 of this paragraph C, the due date shall be as   provided for in the applicable section of this Contract. In the event a due date is not   specifically stated for a given payment, it shall be deemed due 10 days following   transmittal of written notification that the provisions of this Article have been invoked.       For purposes of interest calculations only, amounts due hereunder shall be deemed paid   upon receipt by the Intermediary.      D. Nothing herein shall be construed as limiting or prohibiting a Subscribing Reinsurer from   contesting the validity of any claim, or from participating in the defense of any claim or suit,   or prohibiting either party from contesting the validity of any payment or from initiating any   arbitration or other proceeding in accordance with the provisions of this Contract. If the   debtor party prevails in an arbitration or other proceeding, then any interest charges due   hereunder on the amount in dispute shall be null and void. If the debtor party loses in such   proceeding, then the interest charge on the amount determined to be due hereunder shall   be calculated in accordance with the provisions set forth above unless otherwise   determined by such proceedings. If a debtor party advances payment of any amount it is   contesting, and proves to be correct in its contestation, either in whole or in part, the other   party shall reimburse the debtor party for any such excess payment made plus interest on   the excess amount calculated in accordance with this Article.      E. Interest charges arising out of the application of this Article that are $1,000 or less from any   party shall be waived unless there is a pattern of late payments consisting of three or more   items over the course of any 12-month period.         Article 8 - Offset   The Company and the Reinsurer may offset any balance or amount due from one party to the   other under this Contract or any other contract heretofore or hereafter entered into between the   Company and the Reinsurer, whether acting as assuming reinsurer or ceding company. The   provisions of this Article shall not be affected by the insolvency of either party.
FIRM ORDER TERMS 5/27/2020   20\F7V1048   Page 6      Article 9 - Severability of Interests and Obligations   The rights, duties and obligations set forth below shall apply as if this Contract were a separate   contract between the Subscribing Reinsurers and each named reinsured company:      A. Balances payable by any Subscribing Reinsurer to or from any reinsured party under the   Contract shall not serve to offset any balances recoverable to, or from, any other reinsured   party to the Contract and balances payable shall be separated by named reinsured   company and paid directly to the appropriate named reinsured company’s bank account.      B. Balances recoverable by any Subscribing Reinsurer to or from any reinsured party under   the Contract shall not serve to offset any balances payable to, or from, any other reinsured   party to the Contract.      C. Reports and remittances made to the Reinsurer in accordance with the applicable articles   of the Contract are to be in sufficient detail to identify both the Reinsurer's loss obligations   due to each named reinsured company and each named reinsured company's premium   remittance under the report.      D. In the event of the insolvency of any of the parties to the Contract, offset shall be only   allowed in accordance with the laws of the insolvent party's state of domicile.      E. Nothing in this Article shall be construed to provide a separate retention, Reinsurer's limit of   liability any one loss occurrence or Reinsurer's annual limit of liability for each named   reinsured company.         Article 10 - Access to Records   The Reinsurer or its designated representatives shall have access at any reasonable time to all   records of the Company which pertain in any way to this reinsurance, provided the Reinsurer   gives the Company at least 15 days prior notice of request for such access. However, a   Subscribing Reinsurer or its designated representatives shall not have any right of access to the   records of the Company if it is not current in all undisputed payments due the Company.   "Undisputed" as used herein shall mean any amount that the Subscribing Reinsurer has not   contested in writing to the Company specifying the reason(s) why the payments are disputed.         Article 11 - Errors and Omissions (BRMA 14F)   Inadvertent delays, errors or omissions made in connection with this Contract or any transaction   hereunder shall not relieve either party from any liability which would have attached had such   delay, error or omission not occurred, provided always that such error or omission is rectified as   soon as possible after discovery.

FIRM ORDER TERMS 5/27/2020   20\F7V1048   Page 7      Article 12 - Currency (BRMA 12A)   A. Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be   construed to mean United States Dollars and all transactions under this Contract shall be in   United States Dollars.      B. Amounts paid or received by the Company in any other currency shall be converted to   United States Dollars at the rate of exchange at the date such transaction is entered on the   books of the Company.         Article 13 - Taxes (BRMA 50B)   In consideration of the terms under which this Contract is issued, the Company will not claim a   deduction in respect of the premium hereon when making tax returns, other than income or   profits tax returns, to any state or territory of the United States of America or the District of   Columbia.         Article 14 - Federal Excise Tax (BRMA 17D)   A. The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the   applicable percentage of the premium payable hereon (as imposed under Section 4371 of   the Internal Revenue Code) to the extent such premium is subject to the Federal Excise   Tax.      B. In the event of any return of premium becoming due hereunder the Reinsurer will deduct   the applicable percentage from the return premium payable hereon and the Company or its   agent should take steps to recover the tax from the United States Government.         Article 15 - Reserves   A. The Reinsurer agrees to fund its share of amounts, including but not limited to, the   Company's ceded unearned premium and outstanding loss reserves (being the sum of all   reinstatement premiums paid by the Company under the Second Excess Layer of the   Original Contract but not yet recovered from the Reinsurer, plus the Company's reserves   for reinstatement premium due under the Second Excess Layer of the Original Contract, if   any) (hereinafter referred to as "Reinsurer's Obligations") by:       1. Clean, irrevocable and unconditional letters of credit issued and confirmed, if   confirmation is required by the insurance regulatory authorities involved, by a bank or   banks meeting the NAIC Securities Valuation Office credit standards for issuers of   letters of credit and acceptable to said insurance regulatory authorities; and/or       2. Escrow accounts for the benefit of the Company; and/or       3. Cash advances;
FIRM ORDER TERMS 5/27/2020   20\F7V1048   Page 8       if the Reinsurer:       1. Is unauthorized in any state of the United States of America or the District of Columbia   having jurisdiction over the Company and if, without such funding, a penalty would   accrue to the Company on any financial statement it is required to file with the   insurance regulatory authorities involved; or       2. Has an A.M. Best Company's rating equal to or below B++ at the inception of this   Contract.       The Reinsurer, at its sole option, may fund in other than cash if its method and form of   funding are acceptable to the insurance regulatory authorities involved.      B. With regard to funding in whole or in part by letters of credit, it is agreed that each letter of   credit will be in a form acceptable to insurance regulatory authorities involved, will be issued   for a term of at least one year and will include an "evergreen clause," which automatically   extends the term for at least one additional year at each expiration date unless written   notice of non-renewal is given to the Company not less than 30 days prior to said expiration   date. The Company and the Reinsurer further agree, notwithstanding anything to the   contrary in this Contract, that said letters of credit may be drawn upon by the Company or   its successors in interest at any time, without diminution because of the insolvency of the   Company or the Reinsurer, but only for one or more of the following purposes:       1. To reimburse itself for the Reinsurer's share of unearned premiums returned to   insureds on account of policy cancellations, unless paid in cash by the Reinsurer;       2. To reimburse itself for the Reinsurer's share of reinstatement premiums paid by the   Company under the terms of the Second Excess Layer of the Original Contract,   unless paid in cash by the Reinsurer;       3. To reimburse itself for the Reinsurer's share of any other amounts claimed to be due   hereunder, unless paid in cash by the Reinsurer;       4. To fund a cash account in an amount equal to the Reinsurer's share of amounts,   including, but not limited to, the Reinsurer's Obligations as set forth above, funded by   means of a letter of credit which is under non-renewal notice, if said letter of credit has   not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;       5. To refund to the Reinsurer any sum in excess of the actual amount required to fund   the Reinsurer's share of amounts, including but not limited to, the Reinsurer's   Obligations as set forth above, if so requested by the Reinsurer.       In the event the amount drawn by the Company on any letter of credit is in excess of the   actual amount required for B(1), B(2) or B(4), or in the case of B(3), the actual amount   determined to be due, the Company shall promptly return to the Reinsurer the excess   amount so drawn.

FIRM ORDER TERMS 5/27/2020   20\F7V1048   Page 9      Article 16 - Insolvency   A. In the event of the insolvency of the Company, this reinsurance shall be payable directly to   the Company or to its liquidator, receiver, conservator or statutory successor on the basis of   the liability of the Company without diminution because of the insolvency of the Company or   because the liquidator, receiver, conservator or statutory successor of the Company has   failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver,   conservator or statutory successor of the Company shall give written notice to the   Reinsurer of the pendency of a claim against the Company indicating the policy or bond   reinsured which claim would involve a possible liability on the part of the Reinsurer within a   reasonable time after such claim is filed in the conservation or liquidation proceeding or in   the receivership, and that during the pendency of such claim, the Reinsurer may investigate   such claim and interpose, at its own expense, in the proceeding where such claim is to be   adjudicated, any defense or defenses that it may deem available to the Company or its   liquidator, receiver, conservator or statutory successor. The expense thus incurred by the   Reinsurer shall be chargeable, subject to the approval of the Court, against the Company   as part of the expense of conservation or liquidation to the extent of a pro rata share of the   benefit which may accrue to the Company solely as a result of the defense undertaken by   the Reinsurer.      B. Where two or more Subscribing Reinsurers are involved in the same claim and a majority in   interest elect to interpose defense to such claim, the expense shall be apportioned in   accordance with the terms of this Contract as though such expense had been incurred by   the Company.      C. It is further understood and agreed that, in the event of the insolvency of the Company, the   reinsurance under this Contract shall be payable directly by the Reinsurer to the Company   or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of   the New York Insurance Law or except (1) where this Contract specifically provides another   payee of such reinsurance in the event of the insolvency of the Company or (2) where the   Reinsurer with the consent of the direct insured or insureds has assumed such policy   obligations of the Company as direct obligations of the Reinsurer to the payees under such   policies and in substitution for the obligations of the Company to such payees.         Article 17 - Arbitration   A. As a condition precedent to any right of action hereunder, in the event of any dispute or   difference of opinion hereafter arising with respect to this Contract, it is hereby mutually   agreed that such dispute or difference of opinion shall be submitted to arbitration. One   Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall   be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active   or retired disinterested executive officers of insurance or reinsurance companies or Lloyd's   London Underwriters. In the event that either party should fail to choose an Arbiter within   30 days following a written request by the other party to do so, the requesting party may   choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If   the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their   appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of   whom the other shall decline, and the decision shall be made by drawing lots.
FIRM ORDER TERMS 5/27/2020   20\F7V1048   Page 10      B. Each party shall present its case to the Arbiters within 30 days following the date of   appointment of the Umpire. The Arbiters shall consider this Contract as an honorable   engagement rather than merely as a legal obligation and they are relieved of all judicial   formalities and may abstain from following the strict rules of law. The decision of the   Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the   Umpire and the decision of the majority shall be final and binding upon both parties.   Judgment upon the final decision of the Arbiters may be entered in any court of competent   jurisdiction.      C. If more than one Subscribing Reinsurer is involved in the same dispute, all such   Subscribing Reinsurers shall, at the option of the Company, constitute and act as one party   for purposes of this Article and communications shall be made by the Company to each of   the Subscribing Reinsurers constituting one party, provided, however, that nothing herein   shall impair the rights of such Subscribing Reinsurers to assert several, rather than joint,   defenses or claims, nor be construed as changing the liability of the Subscribing Reinsurers   participating under the terms of this Contract from several to joint.      D. Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with   the other the expense of the Umpire and of the arbitration. In the event that the two   Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the   Umpire and the arbitration shall be equally divided between the two parties.      E. Any arbitration proceedings shall take place at a location mutually agreed upon by the   parties to this Contract, but notwithstanding the location of the arbitration, all proceedings   pursuant hereto shall be governed by the law of the state in which the Company has its   principal office.         Article 18 - Service of Suit (BRMA 49C)   (Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not   authorized in any State, Territory or District of the United States where authorization is required   by insurance regulatory authorities)      A. It is agreed that in the event the Reinsurer fails to pay any amount claimed to be due   hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of a   court of competent jurisdiction within the United States. Nothing in this Article constitutes or   should be understood to constitute a waiver of the Reinsurer's rights to commence an   action in any court of competent jurisdiction in the United States, to remove an action to a   United States District Court, or to seek a transfer of a case to another court as permitted by   the laws of the United States or of any state in the United States.      B. Further, pursuant to any statute of any state, territory or district of the United States which   makes provision therefor, the Reinsurer hereby designates the party named in its Interests   and Liabilities Agreement, or if no party is named therein, the Superintendent,   Commissioner or Director of Insurance or other officer specified for that purpose in the   statute, or his successor or successors in office, as its true and lawful attorney upon whom   may be served any lawful process in any action, suit or proceeding instituted by or on   behalf of the Company or any beneficiary hereunder arising out of this Contract.

FIRM ORDER TERMS 5/27/2020   20\F7V1048   Page 11         Article 19 - Severability (BRMA 72E)   If any provision of this Contract shall be rendered illegal or unenforceable by the laws,   regulations or public policy of any state, such provision shall be considered void in such state,   but this shall not affect the validity or enforceability of any other provision of this Contract or the   enforceability of such provision in any other jurisdiction.         Article 20 - Governing Law (BRMA 71B)   This Contract shall be governed by and construed in accordance with the laws of the State of   Florida.         Article 21 - Confidentiality   A. The Reinsurer hereby acknowledges that the documents, information and data provided to   it by the Company, whether directly or through an authorized agent, in connection with the   placement and execution of this Contract, including all information obtained through any   audits and any claims information between the Company and the Reinsurer, and any   submission or other materials relating to any renewal (hereinafter referred to as   "Confidential Information") are proprietary and confidential to the Company.      B. Except as provided for in paragraph C below, the Reinsurer shall not disclose any   Confidential Information to any third parties, including but not limited to the Reinsurer's   subsidiaries and affiliates, other insurance companies and their subsidiaries and affiliates,   underwriting agencies, research organizations, any unaffiliated entity engaged in modeling   insurance or reinsurance data, and statistical rating organizations.      C. Confidential Information may be used by the Reinsurer only in connection with the   performance of its obligations or enforcement of its rights under this Contract and will only   be disclosed when required by (1) retrocessionaires subject to the business ceded to this   Contract, (2) regulators performing an audit of the Reinsurer's records and/or financial   condition, (3) external auditors performing an audit of the Reinsurer's records in the normal   course of business, or (4) the Reinsurer's legal counsel; provided that the Reinsurer   advises such parties of the confidential nature of the Confidential Information and their   obligation to maintain its confidentiality. The Company may require that any third-party   representatives of the Reinsurer agree, in writing, to be bound by this Confidentiality Article   or by a separate written confidentiality agreement, containing terms no less stringent than   those set forth in this Article. If a third-party representative of the Reinsurer is not bound, in   writing, by this Confidentiality Article or by a separate written confidentiality agreement, the   Reinsurer shall be responsible for any breach of this provision by such third-party   representative of the Reinsurer.      D. Notwithstanding the above, in the event that the Reinsurer is required by court order, other   legal process or any regulatory authority to release or disclose any or all of the Confidential   Information, the Reinsurer agrees to provide the Company with written notice of same at   least 10 days prior to such release or disclosure, to the extent legally permissible, and to
FIRM ORDER TERMS 5/27/2020   20\F7V1048   Page 12      use its best efforts to assist the Company in maintaining the confidentiality provided for in   this Article.      E. Any disclosure of Non-Public Personally Identifiable Information shall comply with all state   and federal statutes and regulations governing the disclosure of Non-Public Personally   Identifiable Information. "Non-Public Personally Identifiable Information" shall be defined as   this term or a similar term is defined in any applicable state, provincial, territory, or federal   law. Disclosing or using this information for any purpose not authorized by applicable law is   expressly forbidden without the prior consent of the Company.      F. The parties agree that any information subject to privilege, including the attorney-client   privilege or attorney work product doctrine (collectively "Privilege") shall not be disclosed to   the Reinsurer until, in the Company's opinion, such Privilege is deemed to be waived or   otherwise compromised by virtue of its disclosure pursuant to this Contract. Furthermore,   the Reinsurer shall not assert that any Privilege otherwise applicable to the Confidential   Information has been waived or otherwise compromised by virtue of its disclosure pursuant   to this Contract.      G. The provisions of this Article shall extend to the officers, directors and employees of the   Reinsurer and its affiliates, and shall be binding upon their successors and assigns.         Article 22 - Non-Waiver   The failure of the Company or Reinsurer to insist on compliance with this Contract or to exercise   any right, remedy or option hereunder shall not: (1) constitute a waiver of any rights contained   in this Contract, (2) prevent the Company or Reinsurer from thereafter demanding full and   complete compliance, (3) prevent the Company or Reinsurer from exercising such remedy in   the future, nor (4) affect the validity of this Contract or any part thereof.         Article 23 - Agency Agreement (BRMA 73A)   If more than one reinsured company is named as a party to this Contract, the first named   company shall be deemed the agent of the other reinsured companies for purposes of sending   or receiving notices required by the terms and conditions of this Contract, and for purposes of   remitting or receiving any monies due any party.         Article 24 - Notices and Contract Execution   A. Whenever a notice, statement, report or any other written communication is required by this   Contract, unless otherwise specified, such notice, statement, report or other written   communication may be transmitted by certified or registered mail, nationally or   internationally recognized express delivery service, personal delivery, electronic mail, or   facsimile. With the exception of notices of termination, first class mail is also acceptable.

FIRM ORDER TERMS 5/27/2020   20\F7V1048   Page 13      B. The use of any of the following shall constitute a valid execution of this Contract or any   amendments thereto:       1. Paper documents with an original ink signature;       2. Facsimile or electronic copies of paper documents showing an original ink signature;   and/or       3. Electronic records with an electronic signature made via an electronic agent. For the   purposes of this Contract, the terms "electronic record," "electronic signature" and   "electronic agent" shall have the meanings set forth in the Electronic Signatures in   Global and National Commerce Act of 2000 or any amendments thereto.      C. This Contract may be executed in one or more counterparts, each of which, when duly   executed, shall be deemed an original.         Article 25 - Intermediary   Aon Benfield Inc., or one of its affiliated corporations duly licensed as a reinsurance   intermediary, is hereby recognized as the Intermediary negotiating this Contract for all business   hereunder. All communications (including but not limited to notices, statements, premiums,   return premiums, commissions, taxes, losses, loss adjustment expense, salvages and loss   settlements) relating to this Contract will be transmitted to the Company or the Reinsurer   through the Intermediary. Payments by the Company to the Intermediary will be deemed   payment to the Reinsurer. Payments by the Reinsurer to the Intermediary will be deemed   payment to the Company only to the extent that such payments are actually received by the   Company.         In Witness Whereof, the Company by its duly authorized representatives has executed this   Contract as of the dates specified below:      This 13th day of July in the year 2020 .      FedNat Insurance Company      /s/ Michael Braun         This 13th day of July in the year 2020 .      Monarch National Insurance Company      /s/ Michael Braun
FIRM ORDER TERMS 5/27/2020   20\F7V1048   Page 14      This 13th day of July in the year 2020 .      Maison Insurance Company      /s/ Doug Raucy

FIRM ORDER TERMS 5/27/2020   20\F7V1048   Schedule A      Schedule A   Reinstatement Premium Protection   Reinsurance Contract   Effective: July 1, 2020      FedNat Insurance Company   Sunrise, Florida   and   Monarch National Insurance Company   Sunrise, Florida   and   Maison Insurance Company   Baton Rouge, Louisiana                  Original   Contract   First   Excess   Original   Contract   Second   Excess   Original   Contract   Third   Excess   Original   Contract   Fourth   Excess   Original   Contract   Fifth   Excess   Reinsurer's Per Occurrence Limit $70,000,000 $180,000,000 $70,000,000 $180,000,000 $100,000,000   Reinsurer's Term Limit $140,000,000 $360,000,000 $140,000,000 $360,000,000 $200,000,000   Minimum Premium [***] [***] [***] [***] [***]   Annual Deposit Premium [***] [***] [***] [***] [***]   Deposit Premium Installments [***] [***] [***] [***] [***]
FIRM ORDER TERMS 5/27/2020   20\F7V1048   Schedule B      Schedule B   Reinstatement Premium Protection   Reinsurance Contract   Effective: July 1, 2020      FedNat Insurance Company   Sunrise, Florida   and   Monarch National Insurance Company   Sunrise, Florida   and   Maison Insurance Company   Baton Rouge, Louisiana               First   RPP Layer   Second   RPP Layer   Third   RPP Layer   Fourth   RPP Layer   Fifth   RPP Layer   Reinstatement Factor [***] [***] [***] [***] [***]   Annual Deposit Premium [***] [***] [***] [***] [***]   Deposit Premium Installments [***] [***] [***] [***] [***]

FIRM ORDER TERMS 5/27/2020   20\F7V1048   Schedule B      The Interests and Liabilities Agreements, constituting 4 pages in total, have been omitted from this exhibit because such   agreements are not material and would be competitively harmful if publicly disclosed.